Exhibit 10.2

EXECUTION COPY
TERMINATION AND RELEASE

        THIS TERMINATION AND RELEASE (this “Agreement”) dated as of May 1, 2006, is made by and among Viasystems, Inc., a Delaware corporation (the “Company”), Wire Harness Industries, Inc., a Delaware corporation (“Industries”), Wire Harness Contractors, Inc., a Delaware corporation and wholly owned subsidiary of Industries (“Contractors” and together with Industries, the “Guarantors” and each a “Guarantor”), and The Bank of New York, as trustee under the indenture described below (the Trustee”).

RECITALS

A. The Company is party to that certain Indenture governing the Company’s 10.50% Senior Subordinated Notes due 2011, dated as of December 17, 2003, by and among the Company, the guarantors named therein and the Trustee, as supplemented (the “Indenture”). All capitalized terms used but not defined herein have the meaning ascribed to them in the Indenture.

B. In connection with and pursuant to the Indenture, the Guarantors guaranteed the obligations of the Company thereunder.

C. The Company is selling all of the capital stock of Industries, and thereby all of its ownership interests in the Guarantors, in compliance with the terms of the Indenture (the “Transaction”).

D. In connection with the Transaction and pursuant to Section 11.06 of the Indenture, the Company has requested the Trustee to deliver an appropriate instrument evidencing the release of each Guarantor of its obligations under the Indenture. Such request was accompanied by (i) an Opinion of Counsel and (ii) an Officers’ Certificate of the Company certifying the Company’s compliance with the applicable conditions precedent and covenants of the Indenture.

        NOW, THEREFORE, with intent to be legally bound hereby and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company, each Guarantor and the Trustee hereby agree as follows:

        SECTION 1. Termination and Release. The Trustee hereby acknowledges and agrees that (a) each Guarantor is released from all of its obligations under (i) the Indenture and (ii) its Note Guarantee related thereto and (b) the Note Guarantee of each Guarantor is terminated.

        SECTION 2. Release of Trustee. Each Guarantor does hereby for itself, and for its respective successors and assigns, fully and unconditionally release and forever discharge the Trustee and its respective employees, officers, directors, agents, successors and assigns from all of their obligations and liabilities under or claims relating to the Indenture and all documents and agreements delivered pursuant to or in connection therewith.

        SECTION 3. Effectiveness. This Agreement shall become effective when all parties hereto shall have executed and delivered a counterpart hereof (including by way of facsimile transmission).

        SECTION 4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same document.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first set forth above.

COMPANY:

VIASYSTEMS, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Vice President & Secretary

GUARANTORS:

WIRE HARNESS INDUSTRIES, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Vice President & Secretary

WIRE HARNESS CONTRACTORS, INC.

By:	/s/ Daniel J. Weber
Name: Daniel J. Weber
Title: Vice President & Secretary

TRUSTEE:

THE BANK OF NEW YORK, as Trustee

By:	/s/ Van K. Brown
Name: Van K. Brown
Title: Vice President